SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2006
ViaSat, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21767	33-0174996

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (760) 476-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
At the annual meeting of stockholders of ViaSat, Inc. held on October 4, 2006, ViaSat’s stockholders approved The Third Amended and Restated 1996 Equity Participation Plan (the “Equity Plan”) which increased the number of shares of common stock available for issuance under the Equity Plan by 3,000,0000 shares and made certain other changes which the Board of Directors believe will more closely align the terms of the Equity Plan with best practices and stockholder interests. A copy of the Equity Plan, as amended and restated, is filed as an exhibit to this report and incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description of Exhibit
99.1	The Third Amended and Restated 1996 Equity Participation Plan of ViaSat, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2006	VIASAT, INC.

	By:	/s/ Ronald G. Wangerin

	Name:	Ronald G. Wangerin
	Title:	Vice President, CFO

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	The Third Amended and Restated 1996 Equity Participation Plan of ViaSat, Inc.